INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
OMNIAMERICAN BANCORP, INC. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
OmniAmerican Bancorp, Inc.:
We have audited the accompanying consolidated balance sheets of OmniAmerican Bancorp, Inc. and subsidiary (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OmniAmerican Bancorp, Inc. and subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), OmniAmerican Bancorp, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 7, 2014 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
March 7, 2014

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Cash and due from financial institutions	$11,498	$21,931
Short-term interest-earning deposits in other financial institutions	4,382	1,922
Total cash and cash equivalents	15,880	23,853
Investments:
Securities available for sale (Amortized cost of $433,580 on December 31, 2013 and $372,940 on December 31, 2012)	430,775	383,909
Other	19,782	12,867
Loans held for sale	1,509	8,829
Loans, net of deferred fees and discounts	831,326	742,171
Less allowance for loan losses	(6,445)	(6,900)
Loans, net	824,881	735,271
Premises and equipment, net	41,512	43,126
Bank-owned life insurance	43,606	32,183
Other real estate owned	177	4,769
Mortgage servicing rights	1,473	1,009
Deferred tax asset, net	4,066	1,039
Accrued interest receivable	3,447	3,340
Other assets	4,205	7,154
Total assets	$1,391,313	$1,257,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$58,071	$47,331
Interest-bearing	755,503	768,971
Total deposits	813,574	816,302
Federal Home Loan Bank advances	362,000	207,000
Repurchase agreements	2,000	8,000
Other borrowings	—	11,000
Accrued expenses and other liabilities	6,597	9,469
Total liabilities	1,184,171	1,051,771
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,451,596 shares issued and outstanding at December 31, 2013 and 11,444,800 shares issued and outstanding at December 31, 2012	115	114
Additional paid-in capital	109,250	106,684
Unallocated Employee Stock Ownership Plan (“ESOP”) shares; 799,848 shares at December 31, 2013 and 837,936 shares at December 31, 2012	(7,999)	(8,379)
Retained earnings	108,304	101,877
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available for sale, net of income taxes	(1,851)	7,240
Unrealized loss on pension plan, net of income taxes	(677)	(1,958)
Total accumulated other comprehensive (loss) income	(2,528)	5,282
Total stockholders’ equity	207,142	205,578
Total liabilities and stockholders’ equity	$1,391,313	$1,257,349
See Notes to Consolidated Financial Statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollar in thousands, except per share data)

	Year Ended December 31,
	2013	2012
Interest income:
Loans, including fees	$39,027	$38,361
Securities—taxable	9,237	11,667
Securities—nontaxable	2	—
Total interest income	48,266	50,028
Interest expense:
Deposits	5,071	6,281
Borrowed funds	2,568	4,563
Total interest expense	7,639	10,844
Net interest income	40,627	39,184
Provision for loan losses	2,250	1,950
Net interest income after provision for loan losses	38,377	37,234
Noninterest income:
Service charges and other fees	9,122	8,928
Net gains on sales of securities available for sale (reclassified from unrealized gains (losses) on available-for-sale securities in accumulated other comprehensive income)	1,701	860
Net gains on sales of loans	1,510	2,941
Net gains (losses) on sales of repossessed assets	34	(106)
Net gains (losses) on sales of premises and equipment	312	(8)
Commissions	1,467	1,353
Increase in cash surrender value of bank-owned life insurance	1,423	1,167
Other income	790	650
Total noninterest income	16,359	15,785
Noninterest expense:
Salaries and benefits	25,984	24,600
Software and equipment maintenance	2,686	2,339
Depreciation of furniture, software, and equipment	1,554	1,740
FDIC insurance	701	830
Net loss on write-down of other real estate owned	227	1,029
Real estate owned (income) expense	(16)	210
Service fees	515	482
Communications costs	1,015	1,074
Other operations expense	3,022	3,131
Occupancy	3,758	3,808
Professional and outside services	4,233	4,216
Loan servicing	586	357
Marketing	718	627
Total noninterest expense	44,983	44,443
Income before income tax expense	9,753	8,576
Income tax expense (includes income tax expense from items reclassified from accumulated other comprehensive income of $578 and $292 for the year ended December 31, 2013 and 2012, respectively)	3,326	2,878
Net income	$6,427	$5,698
Earnings per share:
Basic	$0.62	$0.55
Diluted	$0.61	$0.55
 See Notes to Consolidated Financial Statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income (Loss)
(Dollar in thousands)

	Year Ended December 31,
	2013	2012
Net income	$6,427	$5,698
Other comprehensive income (loss), before income tax:
Securities available for sale:
Change in net unrealized gain during the year	(12,073)	(247)
Reclassification adjustment for net gains included in net income	(1,701)	(860)
Total securities available for sale	(13,774)	(1,107)
Pension plan:
Change in net loss	1,941	239
Other comprehensive loss, before income tax	(11,833)	(868)
Deferred tax benefit related to other comprehensive income	4,023	295
Other comprehensive loss, net of income tax	(7,810)	(573)
Comprehensive (loss) income	$(1,383)	$5,125
See Notes to Consolidated Financial Statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity
(Dollars in thousands, except share data)

	Common Stock	Additional Paid-in Capital	Unallocated ESOP Shares	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balances at January 1, 2012	112	105,638	(8,760)	96,179	5,855	199,024
ESOP shares allocated, 38,088 shares	—	411	381	—	—	792
Stock purchased and retired at cost, 42,500 shares	(1)	(893)	—	—	—	(894)
Share-based compensation expense	—	1,331	—	—	—	1,331
Tax benefit from the exercise of stock options and the vesting of restricted stock	—	61	—	—	—	61
Stock options exercised, 9,873 shares	—	139	—	—	—	139
Restricted stock issued, net of forfeitures, 283,617 shares	3	(3)	—	—	—	—
Net income	—	—	—	5,698	—	5,698
Other comprehensive loss	—	—	—	—	(573)	(573)
Balances at December 31, 2012	114	106,684	(8,379)	101,877	5,282	205,578
ESOP shares allocated, 38,088 shares	—	513	380	—	—	893
Stock purchased and retired at cost, 20,069 shares	—	(31)	—	—	—	(31)
Share-based compensation expense	—	1,827	—	—	—	1,827
Tax benefit from the exercise of stock options and the vesting of restricted stock	—	134	—	—	—	134
Stock options exercised, 38,997 shares	1	123	—	—	—	124
Net income	—	—	—	6,427	—	6,427
Other comprehensive loss	—	—	—	—	(7,810)	(7,810)
Balances at December 31, 2013	$115	$109,250	$(7,999)	$108,304	$(2,528)	$207,142
See Notes to Consolidated Financial Statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$6,427	$5,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,315	3,453
Provision for loan losses	2,250	1,950
Amortization of net premium on investments	3,184	4,398
Amortization and impairment of mortgage servicing rights	(19)	458
Deferred tax provision	996	1,494
Net gains on sales of securities available for sale	(1,701)	(860)
Net gains on sales of loans	(1,510)	(2,941)
Net (gains) losses on sales of premises and equipment	(312)	8
Proceeds from sales of loans held for sale	65,880	64,298
Loans originated for sale	(57,287)	(68,730)
Net loss on write-downs of other real estate owned	227	1,029
Net (gains) losses on sales of repossessed assets	(34)	106
Increase in cash surrender value of bank-owned life insurance	(1,423)	(1,167)
Federal Home Loan Bank stock dividends	(45)	(45)
ESOP compensation expense	893	792
Share-based compensation expense	1,827	1,331
Excess tax benefit from share-based compensation	(134)	(61)
Changes in operating assets and liabilities:
Accrued interest receivable	(107)	663
Other assets	3,400	(361)
Accrued interest payable and other liabilities	(1,000)	(348)
Net cash provided by operating activities	24,827	11,165
Cash flows from investing activities:
Securities available for sale:
Purchases	(210,004)	(53,003)
Proceeds from sales	46,215	60,440
Proceeds from maturities, calls and principal repayments	101,666	133,950
Purchases of bank owned life insurance	(10,000)	(10,000)
Purchases of other investments	(8,660)	(2,001)
Redemptions and sales of other investments	1,790	3,249
Net increase in loans held for investment	(95,063)	(68,496)
Proceeds from sales of loans held for investment	—	9,365
Purchases of premises and equipment	(2,082)	(1,667)
Proceeds from sales of premises and equipment	693	23
Proceeds from sales of foreclosed assets	2,573	2,921
Proceeds from sales of other real estate owned	4,573	2,775
Net cash (used in) provided by investing activities	(168,299)	77,556
Cash flows from financing activities:
Net (decrease) increase in deposits	(2,728)	8,668
Net increase (decrease) in Federal Home Loan Bank advances	155,000	(55,000)
Net decrease in repurchase agreements	(6,000)	(50,000)
Net (decrease) increase in other borrowings	(11,000)	11,000
Proceeds from stock options exercised	124	139
Excess tax benefit from share-based compensation	134	61
Purchase of common stock	(31)	(894)
Net cash provided by (used in) financing activities	135,499	(86,026)
Net (decrease) increase in cash and cash equivalents	(7,973)	2,695
Cash and cash equivalents, beginning of year	23,853	21,158
Cash and cash equivalents, end of year	$15,880	$23,853
Supplemental cash flow information:

Interest paid	$7,709	$11,370
Income taxes paid, net of refunds	$2,000	$2,036
Non-cash transactions:
Loans transferred to other real estate owned	$184	$1,958
Loans transferred to foreclosed assets	$3,019	$3,100
Loans transferred to other investments	$—	$631
Change in unrealized gains/losses on securities available for sale	$(13,774)	$(1,107)

NOTE 1 – Summary of Significant Accounting and Reporting Policies
Nature of Operations and Basis of Presentation
The consolidated financial statements include the accounts of OmniAmerican Bancorp, Inc. and its wholly-owned subsidiary, OmniAmerican Bank, together referred to as “OmniAmerican” or the “Company.” All significant intercompany balances and transactions have been eliminated in consolidation.
OmniAmerican Bancorp, Inc., a Maryland corporation, owns all of the outstanding shares of OmniAmerican Bank (the “Bank”). The Bank is a federally-chartered savings bank headquartered in Fort Worth, Texas that provides a variety of banking and financial services to individuals and business customers. The Bank’s operations are conducted primarily through its administrative offices and 14 branches located in the Dallas/Fort Worth Metroplex and Hood County.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates. The allowance for loan losses, realization of deferred tax assets, and fair values of financial instruments are particularly subject to change.
Segment Reporting
Operating segments are components of a business about which separate financial information is available and that are evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and assess performance. Public companies are required to report certain financial information about operating segments in interim and annual financial statements. The Company’s chief operating decision-maker uses consolidated results to make operating and strategic decisions. Therefore, the Company is considered to have one operating segment.
Cash and Cash Equivalents and Concentrations
Cash and cash equivalents consist of cash on hand, amounts due from banks, and investments with maturities of three months or less at date of purchase. Net cash flows are reported for loan and deposit transactions.
The Company maintains funds on deposit at correspondent banks which at times exceed the federally insured limits. The Company’s management monitors the balances in these accounts and periodically assesses the financial condition of correspondent banks.
 Investment Securities
Investments that the Company intends to hold for an indefinite period of time, but not necessarily to maturity, are classified as available for sale and are carried at fair value. Unrealized gains and losses on investments classified as available for sale have been accounted for as accumulated other comprehensive income (loss).
Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity. For debt securities the Company intends to sell prior to recovery or for which it is more likely than not that the Company will have to sell prior to recovery, impairment losses are considered other-than-temporary and the entire difference between the security’s cost and its fair value is recorded in earnings. For debt securities the Company does not intend to sell or for which it is more likely than not that the Company will not have to sell prior to recovery, the Company recognizes a credit loss component of an other-than-temporary impairment in earnings and the remaining portion of the impairment loss in other comprehensive income. The credit loss component of an other-than-temporary impairment is determined based upon the Company’s estimate of the present value of the cash flows expected to be collected.
The Company, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB in an amount between 0.02% and 0.15% of its assets plus between 3.00% and 5.00% of advances outstanding. No ready market exists for the FHLB stock and it has no quoted market value; however, the stock is redeemable upon proper notice given to the FHLB. The investment in FHLB stock is carried at cost and dividends are recorded as income when received. FHLB stock is included in other investments in the consolidated balance sheets.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)
Loans Held for Sale
Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Sales in the secondary market are recognized when full acceptance and funding has been received. Gains and losses on sales of loans are recorded as the difference between the sales price and the carrying value of the loan sold.
Loans
Loans that management intends to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, net of an allowance for loan losses and deferred loan fees and costs. Interest on loans is recognized over the terms of the loans and is calculated using the simple interest method on principal amounts outstanding. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual lives of the related loans. For loans that are paid off prior to their contractual maturity, any remaining unamortized loan fees or costs are recognized.
Premiums and discounts on purchased loans are amortized over the estimated life of the loans as an adjustment to yield using the interest method. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.
Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately review individual consumer and residential real estate loans for impairment, unless such loans are the subject of a restructuring agreement.
A loan modification that is renegotiated to assist borrowers who are unable to meet the original terms of their loans, and to maximize the recovery of the loans to these borrowers is considered a troubled debt restructuring (“TDR”). A TDR occurs when the Company grants a concession it would not otherwise consider because of economic or legal reasons pertaining to the borrower’s financial difficulties. TDRs are identified as impaired loans.
Income Recognition on Impaired and Non-accrual Loans
The accrual of interest on loans, including impaired loans, is discontinued when management believes that the borrower’s financial condition is such that collection of interest is doubtful. The Company’s policy is generally to discontinue accrual of interest when the loan becomes 90 days delinquent. Delinquency status is based on contractual terms of the loan. All interest accrued but not collected for loans that are placed on non-accrual status or charged off is reversed against interest income. Cash payments received on loans on non-accrual status reduce the principal of the loans.
Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time and there is a sustained period of repayment performance by the borrower in accordance with the contractual terms of interest and principal.
Allowance for Loan Losses
The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to cover probable credit losses inherent in the loan portfolio at the balance sheet date. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)
conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard, or special mention, and that are also classified as impaired. For such loans that are also classified as impaired, an allowance is established when the expected cash flows, discounted at the loan's contractual rate (or, for collateral dependent loans, the collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is primarily based on the historical loss experience adjusted for relevant qualitative factors.
The allowance for loan losses includes allowance allocations calculated in accordance with Accounting Standards Codification (“ASC”) Topic 310, “Receivables” and allowance allocations calculated in accordance with ASC Topic 450, “Contingencies.” Further information regarding the Company’s policies and methodology used to estimate the allowance for loan losses is presented in Note 4 – Loans and Allowance for Loan Losses.
Premises and Equipment
Land is carried at cost. Depreciable premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed on the straight-line method based upon the estimated useful lives of the assets ranging from 20 to 40 years for buildings and building improvements and from three to 10 years for furniture and equipment. Maintenance and repairs are charged to noninterest expense. Renewals and betterments are added to the asset accounts and depreciated over the periods benefited. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any resulting gain or loss is reflected in the income and expense accounts. The cost of leasehold improvements is amortized using the straight-line method over the lesser of the useful lives of the assets or the terms of the related leases.
Bank-Owned Life Insurance
The Company has purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Changes in the net cash surrender value of the policies, as well as insurance proceeds received are reflected in non-interest income on the consolidated statements of income and are not subject to income taxes.
Other Real Estate Owned and Foreclosed Assets
Other real estate owned is recorded at fair value less the estimated costs to sell the property at the date of transfer to other real estate owned. The fair value of other real estate is determined through independent third-party appraisals. At the time a loan is transferred to other real estate owned, any carrying amount in excess of the fair value less estimated costs to sell the property is charged off to the allowance for loan losses. Subsequently, should the fair value of an asset, less the estimated costs to sell, decline to less than the carrying amount of the asset, the deficiency is recognized in the period in which it becomes known and is included in noninterest expense. Net operating expenses of properties are also included in noninterest expense. Gains and losses realized from sales of other real estate owned are recorded in noninterest income.
Other foreclosed assets are held for sale and are initially recorded at fair value less estimated selling costs at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Foreclosed assets are included in other assets in the accompanying consolidated balance sheets. Revenues and expenses from operations and changes in the valuation allowance are included in noninterest expense.
Interest Rate Lock Commitments
Interest rate lock commitments for mortgage loans originated for sale are carried at fair value and are included in other assets in the consolidated balance sheets. See Note 6 — Derivative Financial Instruments for additional information.
Mortgage Servicing Rights
Mortgage servicing rights are initially recorded at fair value when acquired through the sale of loans with servicing rights retained and are amortized to servicing income on loans sold in proportion to and over the period of estimated net servicing income. The value of mortgage servicing rights at the date of the sale of loans is determined based on the discounted present value of expected future cash flows using key assumptions for servicing income and costs and prepayment rates on the underlying loans.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The estimated fair value is evaluated periodically with the assistance of a third-party firm for impairment by comparing actual cash flows and estimated cash flows from the servicing assets to those estimated at the time servicing assets were originated. The effect of changes in market interest rates on estimated rates of loan prepayments represents the predominant risk characteristic underlying the mortgage servicing rights portfolio. The Company’s methodology for estimating the fair value of mortgage servicing rights is highly sensitive to changes in assumptions. For example, the determination of fair value uses anticipated prepayment speeds. Actual prepayment experience may differ and any difference may have a material effect on the fair value. Thus, any measurement of mortgage servicing rights’ fair value is limited by the conditions existing and assumptions as of the date made. Those assumptions may not be appropriate if they are applied at different times.
Stock-Based Compensation
Compensation cost is recognized for stock option and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Income Taxes
The Company accounts for income taxes using the asset and liability method of accounting for income taxes as prescribed in ASC Topic 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. If currently available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company evaluates uncertain tax positions at the end of each reporting period. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit recognized in the financial statements from any such position is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2013 and 2012, after evaluating all uncertain tax positions, the Company concluded there were no material uncertain tax positions. The Company’s federal income tax returns have not been audited for the tax years 2006 through 2012.
Comprehensive Income (Loss)
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities and the defined benefit pension plan, are reported in the consolidated statements of comprehensive income (loss).
Restrictions on Cash
Cash on hand or on deposit with the Federal Reserve Bank of $1,122 and $12,648 was required to meet regulatory reserve and clearing requirements at December 31, 2013 and 2012, respectively.
Advertising Costs
Advertising costs are charged to earnings as incurred. Advertising costs of $576 and $409 were charged to earnings during the years ended December 31, 2013 and 2012, respectively.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Earnings Per Common Share
Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding for the period, reduced for unallocated ESOP shares. Diluted earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding for the period increased for the dilutive effect of unvested stock options and stock awards, if any.
Employee Stock Ownership Plan
Compensation expense for the Company's Employee Stock Ownership Plan ("ESOP") is recorded at an amount equal to the shares allocated by the ESOP multiplied by the average fair market value of the shares during the period. The Company recognizes compensation expense ratably over the year based upon the Company’s estimate of the number of shares expected to be allocated by the ESOP. The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of stockholders’ equity in the consolidated balance sheets. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to additional paid-in capital.
Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-11, “Balance Sheet: Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU 2011-11 is effective for periods beginning on or after January 1, 2013. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The adoption of this guidance did not have a material impact on the Company’s financial statements.
In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” This guidance amends the scope of ASU No. 2011-11 to clarify that the disclosure requirements are limited to derivatives, including bifurcated embedded derivatives, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions that are either offset in the statement of financial position or subject to an enforceable master netting arrangement or similar agreement. The adoption of this guidance did not have a material impact on the Company’s financial statements.
In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of accumulated comprehensive income by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for reporting periods beginning after December 15, 2012 for public companies. The adoption of this guidance did not have a material impact on the Company’s financial statements.
NOTE 2 – Concentration of Funds
The Company had the following balances on deposit at other financial institutions at the dates indicated:

	December 31,
	2013	2012
TIB—The Independent BankersBank	$3,007	$553
ViewPoint Bank	—	874
U. S. Bank	3,296	3,296
	$6,303	$4,723

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 3 – Investment Securities
The amortized cost and estimated fair values of investment securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) as of December 31, 2013 and 2012 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2013
U. S. Government-sponsored mortgage-backed securities	$282,180	$2,616	$(5,208)	$279,588
U. S. Government-sponsored collateralized mortgage obligations	140,221	1,758	(1,403)	140,576
Agency bonds	5,000	—	(462)	4,538
Municipal obligations	179	—	(9)	170
Other equity securities	6,000	—	(97)	5,903
Total investment securities available for sale	$433,580	$4,374	$(7,179)	$430,775
December 31, 2012
U. S. Government-sponsored mortgage-backed securities	$192,894	$6,843	$(7)	$199,730
U. S. Government-sponsored collateralized mortgage obligations	169,046	3,871	(21)	172,896
Agency bonds	5,000	15	—	5,015
Other equity securities	6,000	268	—	6,268
Total investment securities available for sale	$372,940	$10,997	$(28)	$383,909
Investment securities available for sale with gross unrealized losses at December 31, 2013 and 2012, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Continuous Unrealized Losses Existing for
	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2013
U. S. Government-sponsored mortgage-backed securities	$142,715	$(5,088)	$2,248	$(120)	$144,963	$(5,208)
U. S. Government-sponsored collateralized mortgage obligations	50,066	(1,403)	—	—	50,066	(1,403)
Agency bonds	4,538	(462)	—	—	4,538	(462)
Municipal obligations	170	(9)	—	—	170	(9)
Other equity securities	5,903	(97)	—	—	5,903	(97)
	$203,392	$(7,059)	$2,248	$(120)	$205,640	$(7,179)
December 31, 2012
U. S. Government-sponsored mortgage-backed securities	$4,708	$(7)	$—	$—	$4,708	$(7)
U. S. Government-sponsored collateralized mortgage obligations	9,467	(21)	—	—	9,467	(21)
	$14,175	$(28)	$—	$—	$14,175	$(28)

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

At December 31, 2013, the Company owned 202 investments of which 82 had unrealized losses. At December 31, 2012, the Company owned 170 investments of which seven had unrealized losses. Unrealized losses generally result from interest rate levels differing from those existing at the time of purchase of the securities and, as to mortgage-backed securities, estimated prepayment speeds. These unrealized losses are considered to be temporary as they are interest rate related, and the Company does not intend to sell and it is more likely than not the Company will not have to sell prior to recovery. The fair values on December 31, 2013 and 2012, are subject to change daily as interest rates fluctuate.

The amortized cost and fair value of securities available for sale by contractual maturity at December 31, 2013 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or earlier redemptions that may occur.

	Amortized Cost	Fair Value
Due from one to five years	$1,347	$1,429
Due from five to ten years	21,056	20,072
Due after ten years	405,177	403,371
Equity securities	6,000	5,903
Total	$433,580	$430,775
Investment securities with a fair value of $161,553 and $28,745 at December 31, 2013 and 2012, respectively, were pledged to secure Federal Home Loan Bank advances. In addition, investment securities with fair value of $2,192 and $8,990 at December 31, 2013 and 2012, respectively, were pledged to secure other borrowings.
Sales activity of securities available for sale for the years ended December 31, 2013 and 2012 was as follows:

	Year Ended December 31,
	2013	2012
Proceeds from sales of investment securities	$46,215	$60,440
Gross gains from sales of investment securities	1,701	860
Gross losses from sales of investment securities	—	—
Gains or losses on the sales of securities are recognized at the trade date utilizing the specific identification method.
Other investments consisted of the following at the dates indicated:

	December 31,
	2013	2012
Federal Home Loan Bank of Dallas stock	$17,424	$10,800
SBA Loan Fund	1,750	1,750
Valesco Commerce SBIC Investment Fund	476	292
Lone Star Opportunities Investment Funds	107	—
Community Development Investment	25	25
	$19,782	$12,867
The Company views its investment in the stock of the FHLB of Dallas as a long-term investment. Accordingly, when evaluating for impairment, the value is determined based on the ultimate recovery of the par value rather than recognizing temporary declines in value. The decision of whether impairment exists is a matter of judgment that should reflect the investor’s views on the FHLB of Dallas’ long-term performance, which includes factors such as its operating performance, the severity and duration of declines of the market value of its net assets relative to its capital stock amount, its commitment to make payments required by law or regulation and the level of such payments in relation to its operating performance, the impact of legislative and regulation changes on the FHLB of Dallas and accordingly, on the members of the FHLB of Dallas, and its liquidity and funding position. The Company does not believe that its investment in the FHLB of Dallas was impaired at December 31, 2013 or 2012.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 4 – Loans and Allowance for Loan Losses
The composition of the loan portfolio was as follows at the dates indicated:

	December 31,
	2013	2012
Residential Real Estate Loans:
One- to four-family	$262,723	$251,756
Home equity	17,106	20,863
Total residential real estate loans	279,829	272,619
Commercial Loans:
Commercial real estate	106,560	84,783
Real estate construction	59,648	52,245
Commercial business	69,320	63,390
Total commercial loans	235,528	200,418
Consumer Loans:
Automobile, indirect	264,671	221,907
Automobile, direct	31,598	27,433
Other consumer	15,330	16,707
Total consumer loans	311,599	266,047
Total loans	826,956	739,084
Deferred fees and discounts	4,370	3,087
Allowance for loan losses	(6,445)	(6,900)
Total loans receivable, net	$824,881	$735,271
A large percentage of the Company’s customers work or reside in Tarrant or Dallas County, and in the surrounding areas. Although the Company has a diversified loan portfolio, borrowers’ ability to repay loans may be affected by the economic climate of the overall geographic region in which borrowers reside.
In 2008, the Bank began purchasing one- to four-family residential loans at a discounted price to the principal balance of the mortgage loans. These loans did not exhibit evidence of credit deterioration at the time of purchase. The discount on the purchased loans is accreted to interest income using the effective interest method for fixed-rate loans and using the straight-line method for adjustable-rate loans. As of December 31, 2013, the total outstanding loan balance of all purchased one- to four-family residential loans was $13,619, while the carrying value, net of purchase discounts was $11,944. As of December 31, 2012, the total outstanding loan balance of all purchased one- to four-family residential loans was $16,353, while the carrying value, net of purchase discounts was $14,193. The Bank did not purchase any loans during the years ended December 31, 2013 or 2012.
In 2009, the Company established a line of credit with the Federal Reserve Bank. As of December 31, 2013, $49,512 of commercial loans and $249,372 of consumer loans were pledged as collateral for this line of credit. The Company also has a line of credit with the FHLB of Dallas which allows it to borrow on a collateralized basis at a fixed term and overnight with pledged assignments. The borrowings are collateralized by a blanket floating lien on all first mortgage loans, mortgage-backed securities, the FHLB capital stock owned by the Company, and any funds on deposit with FHLB. As of December 31, 2013, $204,241 of loans were pledged as collateral for this line of credit.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The following table presents loans identified as impaired by class of loans as of December 31, 2013 and 2012:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2013
With no related allowance recorded:
One- to four-family	$7,531	$7,531	$—	$7,468	$305
Home equity	42	42	—	14	1
Commercial real estate	2,347	2,347	—	4,237	31
Real estate construction	—	—	—	3,171	66
Commercial business	591	591	—	700	21
Automobile, indirect	824	824	—	738	26
Automobile, direct	32	32	—	34	2
Other consumer	15	15	—	4	—
Impaired loans with no related allowance recorded	11,382	11,382	—	16,366	452
With an allowance recorded:
One- to four-family	$—	$—	$—	$—	$—
Home equity	—	—	—	—	—
Commercial real estate	551	551	321	46	—
Real estate construction	—	—	—	—	—
Commercial business	1,040	1,040	200	1,064	8
Automobile, indirect	—	—	—	—	—
Automobile, direct	—	—	—	—	—
Other consumer	—	—	—	—	—
Impaired loans with an allowance recorded	1,591	1,591	521	1,110	8
Total	$12,973	$12,973	$521	$17,476	$460
December 31, 2012
With no related allowance recorded:
One- to four-family	$6,995	$6,995	$—	$7,781	$285
Home equity	32	32	—	50	2
Commercial real estate	6,263	6,263	—	6,965	133
Real estate construction	4,707	4,707	—	6,093	122
Commercial business	807	807	—	1,301	35
Automobile, indirect	606	606	—	523	20
Automobile, direct	51	51	—	63	5
Other consumer	3	3	—	4	—
Impaired loans with no related allowance recorded	19,464	19,464	—	22,780	602
With an allowance recorded:
One- to four-family	$—	$—	$—	$—	$—
Home equity	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—
Commercial business	981	981	278	1,124	14
Automobile, indirect	—	—	—	—	—
Automobile, direct	—	—	—	—	—
Other consumer	—	—	—	—	—
Impaired loans with an allowance recorded	981	981	278	1,124	14
Total	$20,445	$20,445	$278	$23,904	$616
As of December 31, 2013 and 2012, no additional funds were committed to be advanced in connection with impaired loans.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The following table presents the recorded investment in non-accrual loans by class of loans as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Residential Real Estate Loans:
One- to four-family	$2,050	$1,026
Home equity	42	—
Commercial Loans:
Commercial real estate	800	5,444
Real estate construction	—	—
Commercial business	864	1,245
Consumer Loans:
Automobile, indirect	558	143
Automobile, direct	15	—
Other consumer	15	—
Total	$4,344	$7,858
There were no loans greater than 90 days past due that continued to accrue interest at December 31, 2013 or 2012.
The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 and 2012 by class of loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
At December 31, 2013
Residential Real Estate Loans:
One- to four-family	$1,170	$—	$1,932	$3,102	$259,621	$262,723
Home equity	1	—	42	43	17,063	17,106
Commercial Loans:
Commercial real estate	—	—	120	120	106,440	106,560
Real estate construction	876	—	—	876	58,772	59,648
Commercial business	—	—	—	—	69,320	69,320
Consumer Loans:
Automobile, indirect	2,217	615	558	3,390	261,281	264,671
Automobile, direct	48	21	15	84	31,514	31,598
Other consumer	72	33	15	120	15,210	15,330
Total loans	$4,384	$669	$2,682	$7,735	$819,221	$826,956

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

At December 31, 2012
Residential Real Estate Loans:
One- to four-family	$3,717	$1,487	$897	$6,101	$245,655	$251,756
Home equity	260	36	—	296	20,567	20,863
Commercial Loans:
Commercial real estate	224	27	3,730	3,981	80,802	84,783
Real estate construction	—	—	—	—	52,245	52,245
Commercial business	18	—	—	18	63,372	63,390
Consumer Loans:
Automobile, indirect	1,176	346	144	1,666	220,241	221,907
Automobile, direct	22	30	—	52	27,381	27,433
Other consumer	62	19	—	81	16,626	16,707
Total loans	$5,479	$1,945	$4,771	$12,195	$726,889	$739,084
The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. Our methodology for evaluating the adequacy of the allowance for loan losses consists of:

•	a specific loss component which is the allowance for impaired loans pursuant to ASC 310-10, “Receivables,” and

•
a general loss component for all other loans not individually evaluated for impairment but that, on a portfolio basis, are believed to have some inherent but unidentified loss pursuant to ASC 450-10, “Contingencies.”

The specific component of the allowance for loan losses relates to loans that are classified as doubtful or substandard. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for non-homogeneous loans, including one- to four-family residential real estate loans with balances in excess of $1,000, commercial real estate, real estate construction, and commercial business loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, consumer and one- to four-family residential real estate loans with balances less than $1,000 are not separately identified for impairment disclosures, unless such loans are the subject of a restructuring agreement.
The general component of the allowance for loan losses covers unimpaired loans and is based on the historical loss experience adjusted for other qualitative factors. The loan portfolio is stratified into homogeneous groups of loans that possess similar loss potential characteristics and an appropriate loss ratio adjusted for other qualitative factors is applied to the homogeneous pools of loans to estimate the incurred losses in the loan portfolio. The other qualitative factors considered by management include, but are not limited to, the following:

•	changes in lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•	changes in national and local economic and business conditions and developments, including the condition of various market segments;

•	changes in the nature and volume of the loan portfolio;

•	changes in the experience, ability, and depth of knowledge of the management of the lending staff;

•	changes in the trend of the volume and severity of past due and classified loans; and trends in the volume of non-accrual loans, troubled debt restructurings, and other loan modifications;

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

•	changes in the quality of our loan review system and the degree of oversight by the board of directors;

•	the existence and effect of any concentrations of credit, and changes in the level of such concentrations; and

•	the effect of external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in our current portfolio.
Consumer loans generally have greater risk of loss or default than one- to four-family residential real estate loans, particularly in the case of loans that are secured by rapidly depreciable assets, such as automobiles, or loans that are unsecured. In these cases, a risk exists that the collateral, if any, for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the ability to recover on consumer loans.
Commercial real estate loans generally have greater credit risks compared to one- to four-family residential real estate loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.
Commercial business loans involve a greater risk of default than residential real estate loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral, if any. Loans secured by multi-family residential real estate generally involve a greater degree of credit risk than one- to four-family residential real estate loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family mortgages typically depends upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.
Real estate construction loans generally have greater credit risk than traditional one- to four-family residential real estate loans. The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event a loan is made on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Real estate construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.
When establishing the allowance for loan losses, management categorizes loans into risk categories based on the class of loans — residential real estate, commercial, or consumer — and relevant information about the ability of the borrowers to repay the loans, such as the current economic conditions, historical payment experience, the nature and volume of the loan portfolio, the financial strength of the borrower and the estimated value of any underlying collateral, among other factors. Management classifies the loans individually analyzed for impairment as to credit risk. This analysis includes residential real estate loans with an outstanding balance in excess of $1,000 and non-homogeneous loans, such as commercial real estate, real estate construction, and commercial business loans. The following definitions for the credit risk ratings are used for such loans.
Special mention. Special mention loans have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose the institution to sufficient risk to warrant adverse classification.
Substandard. Substandard loans have well defined weaknesses where a payment default and/or a loss is possible, but not yet probable. Loans so classified are inadequately protected by the current net worth and repayment capacity of the obligor or of the collateral pledged, if any. If deficiencies are not corrected quickly, there is a possibility of loss.
Doubtful. Doubtful loans have the weaknesses and characteristics of substandard loans, but the available information suggests that collection or liquidation in its entirety, on the basis of currently existing facts, conditions and values, is highly improbable. The possibility of a loss is exceptionally high, but certain identifiable contingencies could possibly arise (proposed merger, acquisition, capital injection, refinancing plans, and pledging of additional collateral) that may strengthen the loan, such that it is reasonable to defer its classification as a loss until a more exact status is determined.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Loans not meeting the criteria described above that are analyzed individually for impairment are considered to be pass-rated loans.
The following table presents the risk category of loans by class for loans individually analyzed for impairment as of December 31, 2013 and 2012:

	Commercial Real Estate		Real Estate Construction		Commercial Business		One-to Four- Family		Total
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Pass	$101,134	$75,698	$59,536	$47,299	$64,155	$58,488	$15,514	$12,191	$240,339	$193,676
Special Mention	735	—	—	—	2,164	2,264	—	—	2,899	2,264
Substandard	4,691	9,085	112	4,946	3,001	2,638	3,175	3,250	10,979	19,919
Doubtful	—	—	—	—	—	—	—	—	—	—
	$106,560	$84,783	$59,648	$52,245	$69,320	$63,390	$18,689	$15,441	$254,217	$215,859
The Company classifies residential real estate loans that are not analyzed individually for impairment (less than $1,000) as prime or subprime. The Company defines a subprime residential real estate loan as any loan to a borrower who has no credit score or a credit score of less than 661 along with at least one of the following at the time of funding:

•	Two or more 30 day delinquencies in the past 12 months

•	One or more 60 day delinquencies in the past 24 months

•	Bankruptcy filing within the past 60 months

•	Judgment or unpaid charge-off of $0.5 or more in the past 24 months

•	Foreclosure or repossession in the past 24 months
All other residential real estate loans not individually analyzed for impairment are classified as prime or subprime.
The following table presents the prime and subprime residential real estate loans collectively evaluated for impairment as of December 31, 2013 and 2012:

	One-to Four-Family		Home Equity		Total
	2013	2012	2013	2012	2013	2012
Prime	$195,919	$189,529	$16,521	$20,106	$212,440	$209,635
Subprime	48,115	46,786	585	757	48,700	47,543
	$244,034	$236,315	$17,106	$20,863	$261,140	$257,178
The Company evaluates consumer loans based on the credit score for each borrower when the loan is originated. The Company defines a subprime consumer loan as any loan to a borrower who has a credit score of less than 661 at the time of funding. The following table presents the credit score for each of the classes of consumer loans as of December 31, 2013 and 2012:

		Automobile, indirect		Automobile, direct		Other Consumer		Total
Risk Tier	Credit Score	2013	2012	2013	2012	2013	2012	2013	2012
A	720+	$135,583	$113,192	$23,137	$19,873	$11,453	$12,408	$170,173	$145,473
B	690–719	53,678	45,625	4,311	3,986	2,228	2,203	60,217	51,814
C	661-689	44,732	36,247	2,320	2,023	1,268	1,631	48,320	39,901
D	660 and under	30,678	26,843	1,830	1,551	381	465	32,889	28,859
		$264,671	$221,907	$31,598	$27,433	$15,330	$16,707	$311,599	$266,047

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The following table presents the activity in the allowance for loan losses and the recorded investment in loans by portfolio segment based on impairment method as of and for the years ended December 31, 2013 and 2012:

	Residential Real Estate	Commercial	Consumer	Total
2013
Allowance for loan losses:
Beginning balance	$870	$3,133	$2,897	$6,900
Charge-offs	(248)	(203)	(2,667)	(3,118)
Recoveries	38	62	313	413
Provisions	191	(475)	2,534	2,250
Ending balance	$851	$2,517	$3,077	$6,445
Ending balance attributable to loans:
Individually evaluated for impairment	$—	$521	$—	$521
Collectively evaluated for impairment	851	1,996	3,077	5,924
Total ending balance	$851	$2,517	$3,077	$6,445
Loans:
Ending balance attributable to loans:
Individually evaluated for impairment	$7,573	$4,529	$871	$12,973
Collectively evaluated for impairment	272,256	230,999	310,728	813,983
Total ending balance	$279,829	$235,528	$311,599	$826,956
2012
Allowance for loan losses:
Beginning balance	$1,268	$3,443	$3,197	$7,908
Charge-offs	(103)	(1,300)	(2,634)	(4,037)
Recoveries	123	409	547	1,079
Provisions	(418)	581	1,787	1,950
Ending balance	$870	$3,133	$2,897	$6,900
Ending balance attributable to loans:
Individually evaluated for impairment	$—	$278	$—	$278
Collectively evaluated for impairment	870	2,855	2,897	6,622
Total ending balance	$870	$3,133	$2,897	$6,900
Loans:
Ending balance attributable to loans:
Individually evaluated for impairment	$7,027	$12,758	$660	$20,445
Collectively evaluated for impairment	265,592	187,660	265,387	718,639
Total ending balance	$272,619	$200,418	$266,047	$739,084

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

A loan is considered a TDR if the Company, for economic or legal reasons related to a debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider. Concessions granted under a TDR typically involve a temporary or permanent reduction in the interest rate at less than a current market rate of interest or an extension of a loan’s stated maturity date. Loans classified as TDRs are designated as impaired.
A summary of the Company’s loans classified as TDRs at December 31, 2013 and 2012 is presented below:

	December 31,
	2013	2012
TDR
Residential Real Estate	$6,276	$6,892
Commercial	2,581	10,841
Consumer	382	517
Total TDR	9,239	18,250
Less: TDR in non-accrual status
Residential Real Estate	795	892
Commercial	483	5,314
Consumer	99	—
Total performing TDR	$7,862	$12,044
The Company may grant concessions through a number of different restructuring methods. The following table presents the outstanding principal balance of loans by class and by method of concession that were the subject of a TDR during the year ended December 31, 2013 and 2012:

	Residential Real Estate	Commercial	Consumer	Total
2013
Interest rate reduction	$—	$355	$23	$378
Loan maturity extension	—	—	25	25
Forbearance	—	—	—	—
Principal reduction	—	—	—	—
Total	$—	$355	$48	$403
2012
Interest rate reduction	$—	$—	$222	$222
Loan maturity extension	—	—	37	37
Forbearance	—	—	—	—
Principal reduction	—	—	21	21
Total	$—	$—	$280	$280

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The following table presents the number of loans modified and the balances before and after modification for the year ended December 31, 2013 and 2012:

	Number of Loans	Pre-Modification Outstanding Recorded Balance	Post-Modification Outstanding Recorded Balance
2013
Residential Real Estate	—	$—	$—
Commercial	1	371	371
Consumer	3	59	59
Total	4	$430	$430
2012
Residential Real Estate	—	$—	$—
Commercial	—	—	—
Consumer	18	292	290
Total	18	$292	$290

Included in the impaired loans as of December 31, 2013 and 2012 were TDRs of $9,239 and $18,250, respectively. The Company has allocated $72 and $0 of specific reserves to customers whose loan terms have been modified in TDRs as of December 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, no additional funds were committed to be advanced in connection with TDRs.
The Company’s other real estate owned and foreclosed assets represent properties and personal collateral acquired through customer loan defaults. The property is recorded at fair value less the estimated costs to sell at the date acquired. Any difference between the book value and estimated market value is recognized as a charge-off through the allowance for loan losses. Subsequently, should the fair market value of an asset, less the estimated cost to sell, decline to less than the carrying amount of the asset, the deficiency is recognized in the period in which it becomes known and is included in noninterest expense.
At December 31, 2013 and 2012, the Company had balances in non-performing assets consisting of the following:

	December 31,
	2013	2012
Other real estate owned and foreclosed assets:
Residential Real Estate	$107	$819
Commercial	70	3,950
Consumer	850	394
Total other real estate owned and foreclosed assets	1,027	5,163
Total non-accrual loans	4,344	7,858
Total non-performing assets	$5,371	$13,021
Non-performing loans/Total loans	0.53	1.06
Non-performing assets/Total assets	0.39	1.04

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 5 – Mortgage Servicing Rights
The Company originates one- to four-family residential real estate loans which are sold in the secondary market. The Company retains the servicing for residential real estate loans that are sold to the Federal National Mortgage Association (“Fannie Mae”). Residential real estate loans serviced for Fannie Mae are not included as assets on the consolidated balance sheets.
Following is an analysis of the changes in mortgage servicing rights for the years indicated:

	Year Ended December 31,
	2013	2012
Carrying value, before valuation allowance:
Balance, beginning of year	$1,370	$1,379
Additions	445	410
Amortization	(314)	(419)
Balance, end of year	1,501	1,370
Valuation allowance:
Balance, beginning of year	(361)	(322)
Impairment adjustment	333	(39)
Balance, end of year	(28)	(361)
Carrying value of mortgage servicing rights	$1,473	$1,009
Fair value of mortgage servicing rights	$1,473	$1,009
Mortgage loans serviced	$189,084	$157,953
The amount of contractually specified servicing fees and other ancillary fees for one- to four-family residential loans was $463 and $368 for the years ended December 31, 2013 and 2012, respectively. The servicing fees for one- to four-family residential loans are recorded in service charges and other fees on the consolidated statements of income.

NOTE 6 – Derivative Financial Instruments

The Company has entered into commitments with prospective residential mortgage borrowers to originate loans whereby the interest rate on the loan is determined prior to funding and the borrowers have locked into that interest rate. The interest rate lock commitments on loans originated for sale are recorded at fair value in accordance with ASC 815, “Derivatives and Hedging,” and are included in other assets in the consolidated balance sheets. The estimated fair values of the interest rate lock commitments are based on quoted secondary market pricing, include the fair value of the servicing rights based on the discounted present value of expected future cash flows, and assume an approximate closure rate based on recent historical experience. Changes in the fair value of interest rate lock commitments are recorded in current earnings as a component of net gains on sales of loans.
To manage the interest rate risk associated with interest rate lock commitments and mortgage loans held for sale, the Company may enter into forward loan sales commitments to deliver mortgage loan inventory to investors. The estimated fair values of forward loan sales commitments are based on quoted secondary market pricing. The fair values of the forward loan sales commitments are recorded as an other asset or an accrued liability in the consolidated balance sheets. Changes in the fair values of forward loan sales commitments are recorded in current earnings as a component of net gains on sales of loans.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The outstanding notional values and fair values of outstanding positions as of December 31, 2013 and 2012, and the recorded gains and losses during the years ended December 31, 2013 and 2012 were as follows:

	Outstanding Notional Balance	Fair Value	Recorded (Losses)/Gains
	(In thousands)
December 31, 2013:
Interest rate lock commitments	$3,453	$56	$(208)
December 31, 2012:
Interest rate lock commitments	$10,805	$264	$264

The Company had no forward loan sales commitments at December 31, 2013 or December 31, 2012.

NOTE 7 – Premises and Equipment
Premises and equipment were as follows at the dates indicated:

	December 31,
	2013	2012
Land	$6,375	$6,699
Buildings and improvements	47,806	46,840
Furniture and equipment	32,889	32,581
Leasehold improvements	1,849	3,044
	88,919	89,164
Accumulated amortization and depreciation	(47,407)	(46,038)
	$41,512	$43,126
Depreciation and amortization charged to expense amounted to $3,315 and $3,453 for the years ended December 31, 2013 and 2012, respectively.
At December 31, 2013, the Company had certain non-cancelable operating leases for premises with future minimum annual rental payments as follows:

2014	$595
2015	568
2016	480
2017	505
2018	500
Thereafter	913
$3,561
Rent expense was $634 and $574 for the years ended December 31, 2013 and 2012, respectively.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The Company owns a 202,000 square-foot office building in Fort Worth, Texas that it uses for its administrative headquarters and certain bank operations. The Company occupies approximately 48,000 square feet of the building and leases the remaining space to various tenants. Gross rental income from these leases of $2,703 and $2,553 was recognized for the years ended December 31, 2013 and 2012, respectively. At December 31, 2013, non-cancelable operating leases for the building with future minimum lease payments are as follows:

2014	$2,782
2015	2,354
2016	1,849
2017	1,122
2018	460
Thereafter	514
$9,081

NOTE 8 – Other Real Estate Owned and Other Foreclosed Assets
At December 31, 2013 and 2012, other real estate owned totaled $177 and $4,769, respectively, and other foreclosed assets totaled $850 and $394, respectively. Other foreclosed assets are included in other assets in the consolidated balance sheets. The changes in real estate owned and other foreclosed assets for the years ended December 31, 2013 and 2012 are as follows:

	Year Ended December 31,
	2013	2012
Other real estate owned:
Beginning balance	$4,769	$6,683
Assets transferred in	184	1,958
Net proceeds from sales	(4,573)	(2,775)
Net gain (loss) on sales	24	(94)
Write-downs	(227)	(1,003)
Ending balance	$177	$4,769
Other foreclosed assets:
Beginning balance	$394	$227
Assets transferred in	3,019	3,100
Net proceeds from sales	(2,573)	(2,921)
Net gain (loss) on sales	10	(12)
Ending balance	$850	$394

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 9 – Deposits
Deposits by major type consisted of the following at the dates indicated:

	December 31,
	2013	2012
Noninterest-bearing demand	$58,071	$47,331
Interest-bearing demand	146,818	139,976
Savings	105,030	105,946
Money market	233,918	229,537
Certificates of deposit	269,737	293,512
Total deposits	$813,574	$816,302
At December 31, 2013 and 2012, overdrawn deposit accounts totaling $318 and $313, respectively, have been reclassified as loans on the consolidated balance sheets.
The following table summarizes the interest expense incurred on the deposits by major type for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	2013	2012
Interest-bearing demand	$100	$120
Savings	48	113
Money market	534	539
Certificates of deposit	4,389	5,509
Total interest expense on deposits	$5,071	$6,281
Certificates of deposit in excess of $100 were $121,751 and $117,893 at December 31, 2013 and 2012, respectively. Generally, deposits greater than $250 are not federally insured.
The remaining maturity on certificates of deposit at December 31, 2013 is presented below:

2014	$142,518
2015	61,158
2016	29,802
2017	7,341
2018	28,918
Thereafter	—
$269,737
At December 31, 2013 and 2012, reciprocal deposits totaled $1,969 and $298, respectively. These deposits represent money market and time deposits from our customers that have been placed through Promontory Interfinancial Network’s Insured Cash Sweep® service and Certificate of Deposit Account Registry Service®. These services allow customers access to FDIC insurance on deposits exceeding the $250 FDIC insurance limit.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 10 – Borrowed Funds
The Company has a line of credit with the FHLB of Dallas which allows it to borrow on a collateralized basis at a fixed term and overnight with pledged assignments. At December 31, 2013, advances from the FHLB of Dallas totaled $362,000 and had fixed interest rates ranging from 0.15% to 3.63% with a weighted-average rate of 0.80%. At December 31, 2012, advances from the FHLB of Dallas totaled $207,000 and had fixed interest rates ranging from 0.25% to 3.63% with a weighted-average rate of 1.14%. The borrowings are collateralized by a blanket floating lien on all first mortgage loans, mortgage-backed securities, the FHLB capital stock owned by the Company, and any funds on deposit with FHLB. The borrowing limit for term advances and overnight borrowings was $617,381 and $541,782 at December 31, 2013 and 2012, respectively. In addition, investment securities with a fair value of $161,553 and $28,745 were pledged to secure the advances at December 31, 2013 and 2012, respectively.
At December 31, 2013, the Company had FHLB advances outstanding which mature on the dates indicated as follows:

2014	$144,167
2015	156,167
2016	53,333
2017	8,333
2018	—
Thereafter	—
$362,000
Other borrowings consist of overnight borrowings from the FHLB. These borrowings have floating interest rates that may change daily at the discretion of the FHLB. There were no other borrowings outstanding at December 31, 2013. At December 31, 2012, we had $11,000 of other borrowings with an interest rate of 0.26%.
Beginning July 26, 2007, the Company entered into sales of securities under agreements to repurchase (“repurchase agreements”) with PNC Bank, N.A. (“PNC”). The repurchase agreements are structured as the sale of a specified amount of identified securities to PNC which the Company has agreed to repurchase five years after the initial sale. The underlying securities continue to be carried as assets of the Company and the Company is entitled to receive interest and principal payments on the underlying securities. The Company had $2,000 and $8,000, in repurchase agreements outstanding at December 31, 2013 and 2012, respectively. These repurchase agreements were secured by investment securities with a fair value of $2,192 and $8,990 at December 31, 2013 and 2012, respectively.
A $6,000 repurchase agreement matured in January 2013 and the remaining $2,000 repurchase agreement will mature in January 2015.
In 2009, the Company established a line of credit with the Federal Reserve Bank. As of December 31, 2013, $49,511 of commercial loans and $249,372 of consumer loans were pledged as collateral. At December 31, 2013, the available line of credit was $298,883.
Additionally, the Company maintained $55,000 in federal funds lines with other financial institutions at December 31, 2013. No amounts were outstanding at December 31, 2013.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Information relating to the FHLB advances, repurchase agreements, and other borrowings as of or for the years ended December 31, 2013 and 2012 is summarized as follows:

	Year Ended December 31,
	2013	2012
Ending Balance:
FHLB advances	$362,000	$207,000
Repurchase agreements	2,000	8,000
Other borrowings	—	11,000
Maximum Balance:
FHLB advances	417,000	289,500
Repurchase agreements	2,000	58,000
Other borrowings	53,000	39,500
Average Balance:
FHLB advances	296,721	255,388
Repurchase agreements	2,214	36,279
Other borrowings	10,307	6,273
Weighted-average interest rate:
During the period:
FHLB advances	0.84	1.08
Repurchase agreements	2.89	4.92
Other borrowings	0.15	0.18
End of period:
FHLB advances	0.80	1.14
Repurchase agreements	2.82	3.08
Other borrowings	—	0.26
NOTE 11 – Employee Benefit Plans
Pension Plan
The Company sponsors a defined benefit pension plan (the “Pension Plan”) for the benefit of its employees. The Pension Plan originally called for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation levels at retirement. On November 15, 2006, the Company announced that it would freeze benefits under the Pension Plan effective December 31, 2006, so that no further benefits will be earned by employees after that date. In addition, no new participants may be added to the Pension Plan after December 31, 2006.
Changes in the plan benefit obligation using a December 31 measurement date for the years ended December 31, 2013 and 2012 were as follows:

	Year Ended December 31,
	2013	2012
Projected benefit obligation as of January 1,	$5,513	$5,415
Interest cost	227	256
Actuarial (gain) loss	(1,034)	497
Benefits paid	(216)	(3)
Effect of settlement	—	(652)
Projected benefit obligation at December 31,	$4,490	$5,513
Accumulated benefit obligation at December 31,	$4,490	$5,513

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Changes in plan assets for the years ended December 31, 2013 and 2012 were as follows:

	Year Ended December 31,
	2013	2012
Fair value of plan assets as of January 1,	$3,765	$3,186
Actual return on plan assets	1,011	500
Employer contributions	—	734
Benefits paid	(216)	(3)
Effect of settlement	—	(652)
Fair value of plan assets as of December 31,	$4,560	$3,765
Funded status as of December 31,	$70	$(1,748)
The funded status is recognized in other assets at December 31, 2013 and accrued expenses and other liabilities at December 31, 2012 in the consolidated balance sheets.
The net periodic pension cost for the years ended December 31, 2013 and 2012 includes the following components:

	Year Ended December 31,
	2013	2012
Interest cost on projected benefit obligation	$227	$256
Expected return on assets	(296)	(247)
Amortization of net loss	193	132
Effect of settlement recognition	—	351
Net periodic pension cost	$124	$492
Amounts related to the Pension Plan recognized as a component of other comprehensive income (loss) were as follows:

	Year Ended December 31,
	2013	2012
Net actuarial gain (loss)	$1,748	$(244)
Amortization of net loss	193	132
Effect of settlement recognition	—	351
Total recognized in other comprehensive income (loss)	1,941	239
Deferred tax (expense) benefit	(660)	(81)
Other comprehensive income (loss), net of tax	$1,281	$158
Amounts recognized as a component of accumulated other comprehensive income (loss) as of year-end that have not been recognized as a component of the combined net period benefit cost of the Pension Plan are presented in the following table. The Company expects to recognize approximately $46 of the net loss reported in the following table as of December 31, 2013 as a component of the net periodic benefit cost during 2014.

	December 31,
	2013	2012
Net gain (loss)	$(1,025)	$(2,967)
Deferred tax (expense) benefit	348	1,009
Amounts included in other comprehensive loss, net of tax	$(677)	$(1,958)

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Assumptions used in accounting for the Pension Plan are as follows:

	Year Ended December 31,
	2013	2012
Weighted-average assumptions used to determine benefit obligation
Discount rate	5.25%	4.25%
Rate of increase in future compensation	—	—
Weighted-average assumptions used to determine net periodic benefit cost
Discount rate	4.25%	4.75%
Expected long-term rate of return on assets	8.50%	8.00%
Rate of increase in future compensation	—	—
Historical and future expected returns of multiple asset classes were analyzed to develop a risk-free real rate of return and risk premiums for each asset class. The overall rate for each asset class was developed by combining a long-term inflation component, the risk-free real rate of return, and the associated risk premium. A weighted-average rate was developed based on those overall rates and the target asset allocation of the plan.
The Company’s current Pension Plan target allocations and the weighted-average asset allocations as of December 31, 2013 and 2012 by asset category are as follows:

	Target	Actual Allocations
	Allocations	2013	2012
Equity securities	80%	84%	81%
Debt securities	20%	16%	19%
	100%	100%	100%
The assets of the Pension Plan are invested in domestic and international equity securities, fixed income securities, and real estate securities funds. The plan’s investment policy includes guidelines and procedures designed to ensure assets are invested in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. The objective is to maintain investment portfolios that limit risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plan’s actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies. The Company periodically reviews the investment policy. The policy is established and administered in a manner so as to comply at all times with applicable government regulations.
The major categories of assets in the Pension Plan as of December 31, 2013 and 2012 are presented in the following table. Assets are segregated by the level of the valuation inputs within the fair value hierarchy established by ASC Topic 820, “Fair Value Measurements and Disclosures,” utilized to measure fair value (see Note 15 — Fair Value Measurements).

	December 31,
	2013	2012
Level 1:
Mutual funds	$3,459	$2,143
Level 2:
Pooled separate accounts	1,101	1,622
Total assets at fair value	$4,560	$3,765
The Company did not make any contributions to the Pension Plan during the year ended December 31, 2013 and contributed $734 to the Pension Plan during the year ended December 31, 2012. The Company does not expect to make additional contributions to the plan in fiscal year 2014.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

As of December 31, 2013, the Pension Plan benefit payments were expected to be paid as follows:

Year ended December 31,
2014	$610
2015	110
2016	100
2017	84
2018	280
Years 2019 - 2023	1,360
Share-Based Compensation
At its annual meeting held May 24, 2011, the Company’s stockholders approved the OmniAmerican Bancorp, Inc. 2011 Equity Incentive Plan (the “Plan”) which provides for the grant of stock-based and other incentive awards to officers, employees and directors of the Company. The Plan provides the board or a committee thereof with the flexibility to award no less than half the eligible awards, constituting 7% of the shares issued in the Company’s initial public offering, in the form of stock options and up to 7% of the shares issued in the initial public offering in the form of restricted stock. By resolution of the board of directors, the board confirmed that restricted stock awards will not exceed 4% of the common stock sold in the Company’s initial public offering. Pursuant to board resolution, 1,190,250 options to purchase shares of common stock and 476,100 restricted shares of common stock were made available.
Share-based compensation expense for the years ended December 31, 2013 and 2012 was $1,827 and $1,331, respectively.
Restricted Stock
Compensation expense for restricted stock is recognized over the vesting period of the awards based on the fair value of the stock at grant date, which is determined using the last sale price as quoted on the NASDAQ Stock Market. Shares awarded to employees vest at a rate of 20% of the initially awarded amount per year, beginning on the first anniversary date of the award, and are contingent upon continuous service by the recipient through the vesting date. Shares awarded to directors vest at a rate of 20% to 33% of the initially awarded amount per year, beginning on the first anniversary date of the award, and are contingent upon continuous service by the recipient through the vesting date. Under the terms of the Plan, awarded shares are restricted as to transferability and may not be sold, assigned, or transferred prior to vesting. The vesting period is subject to acceleration of vesting upon a change in control of the Company or upon the termination of the award recipient’s service due to death or disability. Total restricted shares issuable pursuant to board resolution are 476,100 at December 31, 2013, of which 295,538 shares had been issued under the Plan through December 31, 2013.
A summary of changes in the Company’s nonvested restricted shares for the years ended December 31, 2013 and 2012 follows:

	2013		2012
	Shares	Weighted- Average Grant Date Fair Value Per Share	Shares	Weighted- Average Grant Date Fair Value Per Share
Non-vested at January 1,	254,323	$18.69	118,738	$14.15
Granted	11,000	22.81	165,800	21.11
Vested	(62,608)	17.84	(29,612)	14.15
Forfeited	(23,132)	19.19	(603)	14.15
Non-vested at December 31,	179,583	$19.18	254,323	$18.69
As of December 31, 2013, the Company had $2,665 of unrecognized compensation expense related to non-vested shares of restricted stock awarded under the Plan. The unrecognized compensation expense is expected to be recognized over a weighted-average period of 3.35 years. At the grant date, the Company applied an estimated forfeiture rate of 8.40% to officers’ and employees’ shares and 0.00% to directors’ shares based on the historical turnover rates.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Stock Options
Under the terms of the Plan, stock options may not be granted with an exercise price less than the fair market value of the Company’s common stock on the date the option is granted and may not be exercised later than 10 years after the grant date. The fair market value is the last sale price as quoted on the NASDAQ Stock Market on the date of grant. All stock options granted must vest over at least three and not over five years, subject to acceleration of vesting upon a change in control, death or disability.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term of the stock option in effect at the time of the grant. Although the contractual term of the stock options granted is 10 years, the expected term of the stock options is less because option restrictions do not permit recipients to sell or hedge their options. Management believes these restrictions encourage exercise of the option before the end of the contractual term. The Company does not have sufficient historical information about its own employees’ vesting behavior; therefore, the expected term of stock options is estimated using the average of the vesting period and contractual term. The Company does not have sufficient historical information about its own stock volatility; therefore, the expected volatility is based on an average volatility of peer banks.
There were no stock options granted during the year ended December 31, 2013. The weighted-average fair value of each stock option granted during the year ended December 31, 2012 was $8.58. The fair value of options granted was determined using the following weighted-average assumptions as of grant date:

2012
Risk-free interest rate	1.13%
Expected term of stock options (years)—for officers and employees	7.50
Expected term of stock options (years)—for Directors	7.50
Expected stock price volatility	36.72%
Expected dividends	—
Forfeiture rate—for officers and employees	17.84%
Forfeiture rate—for Directors	—
A summary of activity in the stock option portion of the Plan for the years ended December 31, 2013 and 2012 follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2012	373,552	$14.15	9.46	$579
Granted	152,200	20.86	9.53	346
Exercised	(9,873)	14.15	—	(62)
Forfeited	(10,214)	16.18	—	(71)
Outstanding at December 31, 2012	505,665	$16.13	9.46	579
Granted	—	—	—	—
Exercised	(38,997)	14.15	—	(341)
Forfeited	(68,557)	17.29	—	(280)
Expired	(3,178)	14.97	—	(20)
Outstanding at December 31, 2013	394,933	$16.13	7.54	$2,088
Fully vested and expected to vest	368,573	$16.10	7.52	$1,961
Exercisable at December 31, 2013	139,135	$15.45	7.02	$830
As of December 31, 2013, the Company had $1,265 of total unrecognized compensation expense related to non-vested stock options. That expense is expected to be recognized over a weighted-average period of 2.89 years. The intrinsic value for stock

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)
options is calculated based on the difference between the exercise price of the underlying awards and the market price of our common stock as of December 31, 2013.
401(k) Plan
The Company also has a discretionary defined contribution savings plan (the “Savings Plan”). The Savings Plan is qualified under Sections 401 and 401(k) of the Internal Revenue Code and allows employees to contribute a portion of their salary on a pretax basis into the Savings Plan. The Company matches a portion of employees’ contributions. Matching contributions made by the Company are accrued and funded on a current basis. During the years ended December 31, 2013 and 2012, the Company contributed approximately $612 and $575 to the Savings Plan, respectively, which is included in salaries and benefits expense in the accompanying consolidated statements of income.
Employee Stock Ownership Plan
OmniAmerican Bank adopted the ESOP effective January 1, 2010. The ESOP enables all eligible employees of the Bank to share in the growth of the Company through the acquisition of stock. Employees are generally eligible to participate in the ESOP after completion of one year of service and attaining age 21.
The ESOP purchased 8% of the shares offered in the initial public offering of the Company (952,200 shares). This purchase was facilitated by a note payable to the Company from the ESOP in the amount of $9,522. The note is secured by a pledge of the ESOP shares. The shares pledged as collateral are reported as unallocated ESOP shares in the accompanying consolidated balance sheets. The corresponding note is to be paid back in 25 approximately equal annual payments of $561 on the last day of each fiscal year, beginning December 31, 2010, including interest at an adjustable rate equal to the Wall Street Journal prime rate (3.25% as of December 31, 2013 and 2012). The note payable and the corresponding note receivable have been eliminated for consolidation purposes.
The Company may make discretionary contributions to the ESOP in the form of debt service. Dividends received on the unallocated ESOP shares are utilized to service the debt. Shares are released for allocation to plan participants based on principal and interest payments of the note. Compensation expense is recognized based on the number of shares allocated to plan participants each year and the average market price of the stock for the current year. Released ESOP shares become outstanding for earnings per share computations.
As compensation expense is incurred, the unallocated ESOP shares account is reduced based on the original cost of the stock. The difference between the cost and average market price of shares released for allocation is applied to additional paid-in capital. Compensation expense recognized from the release of shares from the ESOP was $893 and $792 for the years ended December 31, 2013 and 2012, respectively.
At December 31, 2013 and 2012, the ESOP shares were as follows:

	December 31,
	2013	2012
Allocated shares	152,352	114,264
Unearned shares	799,848	837,936
Total ESOP shares	952,200	952,200
Fair value of unearned shares	$17,101	$19,381
NOTE 12 – Regulatory Matters
The Company is subject to regulation and examination. Until July 21, 2011, the Company and the Bank were regulated by the Office of Thrift Supervision. As of July 21, 2011, the Company’s primary federal regulator is the Federal Reserve Board, and the Bank’s primary federal regulator is the Office of the Comptroller of the Currency. The Federal Deposit Insurance Corporation also has regulatory and examination authority with respect to the Bank. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation.
The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Bank regulatory authorities have established risk-based capital guidelines for U.S. banking organizations. The objective of these efforts is to provide a more consistent system for comparing capital positions of banking organizations and to reflect the level

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

of risk associated with holding various categories of assets. The guidelines define tier 1 capital and tier 2 capital. The components of tier 1 capital for the Company include stockholders’ equity excluding unrealized gains and losses on available for sale securities and other intangible assets. Tier 2 capital includes a portion of the allowance for loan losses. These two components combine to become Total Capital. The guidelines also stipulate that four categories of risk weights (0, 20, 50 and 100%), primarily based on the relative credit risk of the counterparty, be applied to the different types of balance sheet assets. Risk weights for all off-balance sheet exposures are determined by a two-step process, wherein the face value of the off-balance sheet item is converted to a “credit equivalent amount” and that amount is assigned to the appropriate risk category. Off-balance sheet items at December 31, 2013 and 2012 included unfunded loan commitments and letters of credit. The minimum ratio for qualifying Total Capital is 8.0%, of which 4.0% must be tier 1 capital.
In addition to the minimum guidelines stated above, the regulatory authorities have established minimums for an institution to be classified as “well capitalized.” A financial institution is deemed to be well capitalized if the institution has a total risk-based capital ratio of 10.0% or greater, a tier 1 risk-based capital ratio of 6.0% or greater and a tier 1 leverage ratio of 5.0% or greater and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

The table below presents the capital required as a percentage of total and risk-weighted assets and the percentage and the total amount of capital maintained for the Company and the Bank at December 31, 2013 and 2012 without giving effect to the final Basel III capital rules adopted by the Federal Reserve Board on July 2, 2013 and by the Office of the Comptroller of the Currency on July 9, 2013:

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Actions Provisions

Total risk-based capital to risk-weighted assets	$213,553	23.41%	$72,948	8.00%	$91,185	10.00%
Tier I risk-based capital to risk-weighted assets	206,662	22.66%	36,474	4.00%	54,711	6.00%
Tier I (Core) capital to adjusted total assets	206,662	14.86%	55,633	4.00%	69,542	5.00%
OmniAmerican Bank as of December 31, 2013
Total risk-based capital to risk-weighted assets	$196,115	21.50%	$72,957	8.00%	$91,197	10.00%
Tier I risk-based capital to risk-weighted assets	189,224	20.75%	36,479	4.00%	54,718	6.00%
Tier I (Core) capital to adjusted total assets	189,224	13.60%	55,638	4.00%	69,548	5.00%
Consolidated as of December 31, 2012
Total risk-based capital to risk-weighted assets	$203,734	25.47%	$63,997	8.00%	$79,996	10.00%
Tier I risk-based capital to risk-weighted assets	196,435	24.56%	31,998	4.00%	47,998	6.00%
Tier I (Core) capital to adjusted total assets	196,435	15.67%	50,140	4.00%	62,674	5.00%
OmniAmerican Bank as of December 31, 2012
Total risk-based capital to risk-weighted assets	$185,856	23.23%	$64,003	8.00%	$80,004	10.00%
Tier I risk-based capital to risk-weighted assets	178,557	22.32%	32,002	4.00%	48,002	6.00%
Tier I (Core) capital to adjusted total assets	178,557	14.24%	50,143	4.00%	62,678	5.00%
Management continues to evaluate the final Basel III capital rules and their impact, which rules will apply beginning in reporting periods after January 1, 2015.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)
The Home Owners’ Loan Act (“HOLA”), as amended, requires savings institutions to meet a Qualified Thrift Lender (“QTL”) test. The QTL test requires at least 65% of assets be maintained in housing-related finance and other specified areas. An institution must be in compliance with the QTL test on a monthly basis in nine out of every 12 months. If this requirement is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends or the Company must convert to a commercial bank charter. At December 31, 2013 and 2012, QTL was calculated as 80.6% and 83.5% respectively, and the Company has met the test in each month of the years ended December 31, 2013 and 2012.
The following is a reconciliation of the Company’s equity under accounting principles generally accepted in the United States to regulatory capital (as defined by the Office of the Comptroller of the Currency and Federal Deposit Insurance Corporation) as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Consolidated GAAP equity	$207,142	$205,578
Consolidated equity in excess of Bank equity	(17,438)	(17,878)
Bank GAAP equity	189,704	187,700
Deferred tax assets disallowed for regulatory capital	(2,764)	(3,760)
Unrealized loss (gain) on securities available for sale	1,754	(7,240)
Unrealized loss on pension plan	677	1,958
Disallowed servicing asset	(147)	(101)
Tier I capital	189,224	178,557
General allowance for loan losses	6,445	6,900
Reserve for unfunded loan commitments	446	278
Unrealized gains on equity securities	—	121
Total regulatory capital	$196,115	$185,856
NOTE 13 – Income Taxes
The Company’s pretax income is subject to federal income taxes at a combined rate of 34% for the years ended December 31, 2013 and 2012.
The current and deferred portions of net income tax expense included in the consolidated statements of income are presented below for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	2013	2012
Current
Federal	$2,279	$1,338
State	51	46
Total current taxes	2,330	1,384
Deferred
Federal	996	1,494
State	—	—
Total deferred taxes	996	1,494
Total income taxes	$3,326	$2,878
During the years ended December 31, 2013 and 2012, the Company did not incur any interest or penalties on income taxes. The Company will record interest and penalties on income taxes, if any, when they are incurred in noninterest expense.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

At December 31, 2013 and 2012, the net deferred tax asset consisted of the following:

	December 31,
	2013	2012
Deferred tax assets:
Allowance for loan losses	$1,719	$1,873
Premises and equipment	—	361
Securities available for sale	954	—
Pension plan	996	1,610
Other real estate owned	10	381
Interest on non-accrual loans	169	373
Accrued expenses	351	200
Deferred loan fees	230	222
Stock-based compensation	323	242
	4,752	5,262
Deferred tax liabilities:
Servicing rights	(501)	(343)
Securities available for sale	—	(3,730)
FHLB stock	(63)	(51)
Premises and equipment	(33)	—
Other	(89)	(99)
	(686)	(4,223)
Net deferred tax asset	$4,066	$1,039
No valuation allowance has been provided on deferred tax assets as of December 31, 2013 and 2012. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers taxes paid in prior carryback years, the projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize all benefits related to these deductible temporary differences.
A reconciliation of the tax provision at the statutory rate of 34% of pretax income to the provision for taxes as shown in the accompanying consolidated statements of income for the years ended December 31, 2013 and 2012 is as follows:

	Year Ended December 31,
	2013	2012
Federal statutory rate times financial statement income	$3,316	$2,916
Effect of:
State taxes, net of federal benefit	34	30
Nontaxable income	(485)	(397)
Non-deductible expenses	461	329
Total income tax expense	$3,326	$2,878
Effective tax rate	34.1	33.6

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 14 – Related Party Transactions
The Company has made loans in the ordinary course of business to certain of its executive officers, directors and their affiliates. All loans included in such transactions are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and all loans are current as to principal and interest payments. Loans to executive officers, directors, and their affiliates were as follows for the year ended December 31, 2013:

Balance at beginning of year	$1,940
New loans	—
Repayments	(547)
Balance at end of year	$1,393
Deposits from executive officers, directors, and their affiliates were $1,106 and $1,018 at December 31, 2013 and 2012, respectively.
NOTE 15 – Fair Value Measurements
ASC Topic 820, “Fair Value Measurements and Disclosures,” establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1 Inputs—Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•
Level 2 Inputs—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•
Level 3 Inputs—Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

A description of the valuation methodologies used for assets measured at fair value on a recurring basis, as well as the general classification of such assets pursuant to the fair value hierarchy, is set forth below.
Securities available for sale: The fair values of securities available for sale is determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). When quoted market prices in active markets are unavailable, the Company determines fair values based on independent external valuation information obtained from independent pricing services, which utilizes various models and valuation techniques based on a range of inputs including pricing models, quoted market prices of publicly traded securities with similar duration and yield, time value, yield curve, prepayment speeds, default rates and discounted cash flows. In most cases, these estimates are determined based on independent third-party valuation information, and the amounts are disclosed as Level 2 or Level 3 of the fair value hierarchy depending on the level of observable market inputs. Additional pricing services are used as a comparison to ensure that realistic fair values are used in pricing the investment portfolio.
Interest rate lock commitments: Interest rate locks on commitments to originate loans for the held for sale portfolio are reported at fair value in other assets on the consolidated balance sheets with changes in value recorded in current earnings. The estimated fair values of the interest rate lock commitments are based on quoted secondary market pricing, include the fair value of the servicing rights based on the discounted present value of expected future cash flows, and assume an approximate closure rate based on recent historical experience. At December 31, 2013, the fair value of the servicing rights was estimated as 1.00% of the loan balance for loans with terms of 180 months, and for loans with terms greater than 180 months, the fair value was estimated as 1.31% of the loan balance if the loan had an interest rate of 4.50% or lower and 1.08% of the loan balance if the loan had an interest rate higher than 4.50%. At December 31, 2012, the fair value of the servicing rights was estimated as 0.82% of the loan balance for loans with a term of 360 months and 0.84% of the loan balance for loans with a term of 180

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)
months. A significant change in the closure rate may result in a significant change in the ending fair value measurement of these derivatives relative to their total fair value. At December 31, 2013 and 2012, the estimated closure rate based on historical experience over the preceding two-year period was 77.1% and 72.1%, respectively. Because the closure rate and fair value of servicing rights are significant unobservable assumptions, interest rate lock commitments are included in Level 3 of the hierarchy.
There were no liabilities measured at fair value on a recurring basis at December 31, 2013 or 2012. The assets measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2013, Using			Total Fair Value at December 31, 2013
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Assets:
Investment securities available for sale:
U.S. Government-sponsored mortgage-backed securities	$—	$279,588	$—	$279,588
U.S. Government-sponsored collateralized mortgage obligations	—	140,576	—	140,576
Agency bonds	—	4,538	—	4,538
Municipal obligations	—	170	—	170
Other equity securities	—	5,903	—	5,903
Interest rate lock commitments	—	—	56	56
	Fair Value Measurements at December 31, 2012, Using			Total Fair Value at December 31, 2012
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Assets:
Investment securities available for sale:
U.S. Government-sponsored mortgage-backed securities	$—	$199,730	$—	$199,730
U.S. Government-sponsored collateralized mortgage obligations	—	172,896	—	172,896
Agency bonds	—	5,015	—	5,015
Other equity securities	—	6,268	—	6,268
Interest rate lock commitments	—	—	264	264

A reconciliation and income statement classification of gains and losses for the assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2013 and 2012 has not been provided since the amounts are not significant.
In accordance with ASC Topic 820, certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets or liabilities required to be measured at fair value on a nonrecurring basis include impaired loans and mortgage servicing rights. Nonfinancial assets or liabilities required to be measured at fair value on a nonrecurring basis include other real estate owned.
Impaired loans (loans which are not expected to repay all principal and interest amounts due in accordance with the original contractual terms) are measured at an observable market price (if available) or at the fair value of the loan’s collateral (if collateral dependent). Fair value of the loan’s collateral is determined by appraisals or independent valuation which is then adjusted for the estimated costs related to liquidation of the collateral. Management’s ongoing review of appraisal information may result in additional discounts or adjustments to valuation based upon more recent market sales activity or more current appraisal information derived from properties of similar type and/or locale. A significant portion of the Company’s impaired loans are measured using the estimated fair market value of the collateral less the estimated costs to sell. Therefore, the Company has categorized its impaired loans as Level 3.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

The following table presents impaired loans that were remeasured and reported at fair value through a specific reserve of the allowance for loan losses based upon the fair value of the underlying collateral during the year ended December 31, 2013 and 2012.

	December 31,
	2013	2012
Carrying value of impaired loans	$1,591	$981
Specific reserve	(521)	(278)
Fair Value	$1,070	$703
Mortgage servicing rights are carried at the lower of amortized cost or estimated fair value. The estimated fair values of mortgage servicing rights are obtained through independent third-party valuations through an analysis of cash flows, incorporating estimates of assumptions market participants would use in determining fair value, including market discount rates, prepayment speeds, servicing income, servicing costs, default rates and other market-driven data, including the market’s perception of future interest rate movements and, as such, are classified as Level 3. At December 31, 2013 and 2012 the Company’s mortgage servicing rights were recorded at $1,473 and $1,009, respectively.
Non-financial assets measured at fair value on a non-recurring basis are limited to other real estate owned. Other real estate owned is carried at fair value less estimated selling costs (as determined by independent appraisal) within Level 3 of the fair value hierarchy. At the time of foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. The fair value is reviewed periodically and subsequent write downs are recorded accordingly.
The following table represents other real estate that was remeasured and reported at fair value as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Carrying value of other real estate owned prior to remeasurement	$1,631	$7,571
Less: Charge-offs recognized in the allowance for loan losses at initial acquisition	(18)	(244)
Add: Fair value adjustments recognized in noninterest income at initial acquisition	43	—
Less: Subsequent write-downs included in net loss on write-down of other real estate owned	(227)	(1,065)
Less: Sales of other real estate owned	(1,252)	(1,493)
Carrying value of remeasured other real estate owned at end of period	$177	$4,769

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Significant unobservable inputs used in Level 3 fair value measurements for financial assets measured at fair value on a non-recurring basis at December 31, 2013 and 2012, are summarized below:

Quantitative Information about Level 3 Fair Value Measurements
	Fair Value	Valuation Techniques	Unobservable Input	Range (Average)
December 31, 2013:
Impaired loans, net of allowance	$840	Discounted Cash Flow Analysis	Interest rate	1.5% - 7.0% (4.9%)
			Loan term (in months)	60 - 120 (91)
	$230	Third-Party Appraisal	Discount of market value	0% (0%)
			Estimated marketing costs	6.0% (6.0%)
			Estimated property maintenance	3.6% (3.6%)
Mortgage servicing rights	$1,473	Discounted Cash Flow Analysis	Interest rate	2.6% - 7.9% (4.3%)
			Loan term (in months)	82 - 527 (312)
Other real estate owned	$177	Third-Party Appraisal	Discount of market value	0% (0%)
			Estimated marketing costs	0.0% - 6.0% (2.4%)
			Estimated property maintenance	0% (0%)
December 31, 2012:
Impaired loans, net of allowance	$703	Discounted Cash Flow Analysis	Interest rate	6.3% - 7.0% (6.5%)
			Loan term (in months)	60 - 85 (76)
Mortgage servicing rights	$1,009	Discounted Cash Flow Analysis	Interest rate	2.0% - 8.1% (4.6%)
			Loan term (in months)	72 - 458 (323)
Other real estate owned	$4,769	Third-Party Appraisal	Discount of market value	0% - 19% (4.0%)
			Estimated marketing costs	4.0% - 8.0% (7.0%)
			Estimated property maintenance	0% - 2% (0.4%)
There were no transfers between levels during the years ended December 31, 2013 or 2012.
ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis.
The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The methodologies for the other financial assets and financial liabilities are discussed below:
Cash and cash equivalents: The carrying amounts for cash and cash equivalents approximate fair values.
Accrued interest receivable and payable: The carrying amounts for accrued interest receivable and payable approximate fair values.
Other investments: The carrying amount for other investments, which consist primarily of Federal Home Loan Bank stock, approximates fair values.
Loans held for sale: The fair value of loans held for sale is based on quoted market prices in the secondary market for loans with similar characteristics.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Loans: The estimated fair values for all fixed-rate loans are derived utilizing discounted cash flow analyses, the calculations of which are performed on groupings of loan receivables that are similar in terms of loan type and characteristics. The expected future cash flows of each grouping are discounted using the U.S. Treasury curve and current offering rates to calculate a discount spread to the curve. The estimated fair value for variable rate loans is the carrying amount. The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been disregarded in the valuation methodologies employed. Significant inputs to the fair value measurement of the loan portfolio are unobservable, and as such are classified as Level 3.
Deposits: The estimated fair value of demand deposit accounts is the carrying amount. The fair value of fixed-maturity certificates is estimated by discounting the estimated cash flows using the interest curve and current offering rates to calculate a discount spread to the curve.
Borrowed funds: The estimated fair value for borrowed funds is determined by discounting the estimated cash flows using the current rate at which similar borrowings would be made with similar ratings and maturities.
Off-balance sheet financial instruments: The fair values for the Company’s off-balance sheet commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the members. The estimated fair value of these commitments is not significant.
The carrying amount and estimated fair value of the Company’s financial instruments at December 31, 2013 and 2012 are summarized as follows:

	December 31, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Level 1 inputs:
Cash and cash equivalents	$15,880	$15,880	$23,853	$23,853
Level 2 inputs:
Securities available for sale	430,775	430,775	383,909	383,909
Other investments	19,782	19,782	12,867	12,867
Loans held for sale	1,509	1,522	8,829	9,094
Accrued interest receivable	3,447	3,447	3,340	3,340
Level 3 inputs:
Loans, net	824,881	840,478	735,271	743,463
Mortgage servicing rights	1,473	1,473	1,009	1,009
Interest rate lock commitments	56	56	264	264
Financial liabilities:
Level 2 inputs:
Federal Home Loan Bank advances	$362,000	$360,576	$207,000	$208,216
Other borrowings	—	—	11,000	11,000
Accrued interest payable	389	389	460	460
Level 3 inputs:
Deposits	813,574	824,856	816,302	820,551
Repurchase agreements	2,000	2,049	8,000	8,091
Off-balance sheet financial instruments:
Loan commitments	$—	$—	$—	$—
Letters of credit	—	—	—	—

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 16 – Financial Instruments with Off-Balance Sheet Risk
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include loan commitments, standby letters of credit, and documentary letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.
The Company’s exposure to credit loss in the event of non-performance by the other party of these loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
Outstanding commitments to extend credit and standby letters of credit are summarized as follows at December 31, 2013 and 2012:

	December 31,
	2013	2012
Commitments to extend credit	$108,285	$66,826
Standby letters of credit	5,140	258
	$113,425	$67,084
As of December 31, 2013 and 2012, commitments to fund fixed-rate loans of $15,647 and $10,178, respectively, were included in the outstanding commitments to extend credit. The interest rates on these commitments to fund fixed-rate loans ranged from 2.24% to 10.00% at December 31, 2013 and from 2.35% to 12.99% at December 31, 2012.
Loan commitments are agreements to lend to a customer as long as there is no customer violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
Since many of the loan commitments and letters of credit may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, owner-occupied real estate, and income-producing commercial properties.

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 17 – Parent Company Only Condensed Financial Information
Condensed financial information of OmniAmerican Bancorp, Inc. follows:
Condensed Balance Sheets

	December 31,
	2013	2012
ASSETS
Cash on deposit at subsidiary	$9,069	$9,247
Investment in Bank	189,704	187,700
ESOP note receivable	8,447	8,724
Other assets	53	—
Total assets	$207,273	$205,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Payable to subsidiary	$126	$78
Other liabilities	5	15
Stockholders’ equity	207,142	205,578
Total liabilities and stockholders’ equity	$207,273	$205,671
Condensed Statements of Income

	Year Ended December 31,
	2013	2012
Interest income on ESOP loan	$284	$293
Dividend income	—	—
Other income	4	1
Operating expenses	2,217	1,908
(Loss) income before income tax benefit and equity in undistributed earnings of subsidiary	(1,929)	(1,614)
Income tax benefit	(656)	(549)
Equity in undistributed earnings of subsidiary	7,700	6,763
Net income	$6,427	$5,698

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

Condensed Statements of Cash Flows

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$6,427	$5,698
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed earnings of subsidiary	(7,700)	(6,763)
Share-based compensation	683	513
Net change in other assets	(53)	815
Net change in other liabilities	(10)	15
Net change in payable to subsidiary	48	(20)
Net cash (used in) provided by operating activities	(605)	258
Cash flows from investing activities:
Dividend distribution from subsidiary	—	—
Payment received on ESOP note receivable	277	269
Net cash provided by investing activities	277	269
Cash flows from financing activities:
Proceeds from issuance of common stock	124	139
Purchase of common stock	(31)	(894)
Other, net	57	33
Net cash provided by (used in) financing activities	150	(722)
Net decrease in cash and cash equivalents	(178)	(195)
Cash and cash equivalents, beginning of period	9,247	9,442
Cash and cash equivalents, end of period	$9,069	$9,247

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 18 – Earnings Per Share
Basic earnings per share excludes dilution and is calculated by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated in a manner similar to that of basic earnings per share except that the weighted-average number of common shares outstanding is increased to include the number of incremental common shares that would have been outstanding if all potentially dilutive common stock equivalents (such as stock options or unvested restricted stock) were issued during the period, as well as any adjustments to income that would result from the assumed issuance.
Unallocated common shares held by the ESOP are shown as a reduction in stockholders’ equity and are not included in the weighted-average number of common shares outstanding for either basic or diluted earnings per share calculations.
Earnings per share for the years ended December 31, 2013 and 2012 have been computed as follows:

	2013	2012
Basic
Net income	$6,427	$5,698
Weighted-average common shares outstanding	11,450,184	11,367,708
Less: Average unallocated ESOP shares	(817,305)	(855,393)
Average unvested restricted stock awards	(220,915)	(176,968)
Average shares for basic earnings per share	10,411,964	10,335,347
Net income per common share, basic	$0.62	$0.55
Diluted
Net income	$6,427	$5,698
Weighted-average common shares outstanding for basic earnings per common share	10,411,964	10,335,347
Add: Dilutive effects of share-based compensation plan	134,497	68,177
Average shares for diluted earnings per share	10,546,461	10,403,524
Net income per common share, diluted	$0.61	$0.55

OmniAmerican Bancorp, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except per share data)

NOTE 19 – Quarterly Financial Data (Unaudited)

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
2013
Interest income	$12,389	$13,432	$11,381	$11,064
Interest expense	1,779	1,827	1,953	2,080
Net interest income	10,610	11,605	9,428	8,984
Provision for loan losses	450	200	1,100	500
Net interest income after provision for loan losses	10,160	11,405	8,328	8,484
Noninterest income	3,317	3,797	3,383	5,862
Noninterest expense	11,062	11,890	10,703	11,328
Income before income tax expense	2,415	3,312	1,008	3,018
Income tax expense	791	1,116	334	1,085
Net income	$1,624	$2,196	$674	$1,933
Earnings per share:
Basic	$0.16	$0.21	$0.06	$0.19
Diluted	$0.15	$0.21	$0.06	$0.18
2012
Interest income	$11,558	$12,495	$12,919	$13,056
Interest expense	2,232	2,511	3,024	3,077
Net interest income	9,326	9,984	9,895	9,979
Provision for loan losses	—	550	—	1,400
Net interest income after provision for loan losses	9,326	9,434	9,895	8,579
Noninterest income	4,257	4,704	3,340	3,484
Noninterest expense	11,729	10,708	11,123	10,883
Income before income tax expense	1,854	3,430	2,112	1,180
Income tax expense	695	1,134	672	377
Net income	$1,159	$2,296	$1,440	$803
Earnings per share:
Basic	$0.11	$0.22	$0.14	$0.08
Diluted	$0.11	$0.22	$0.14	$0.08

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
OmniAmerican Bancorp, Inc.:
We have audited OmniAmerican Bancorp, Inc.’s (the Company) internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of OmniAmerican Bancorp, Inc. and subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012, and our report dated March 7, 2014 expressed an unqualified opinion on those consolidated financial statements.
/s/ KPMG LLP
Dallas, Texas
March 7, 2014